UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): April 14, 2026

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd, Suite 1010
The Woodlands, Texas 77381
(Address of principal executive offices, including zip code)

(281) 941-2445
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2026, Perma‑Pipe International Holdings, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, the other loan parties thereto, and JPMorgan Chase Bank, N.A., as lender (the “Lender”).

The Credit Agreement provides for a senior secured asset‑based revolving credit facility with aggregate revolving commitments of $18.0 million, including a sublimit of up to $1.5 million for letters of credit. The revolving credit facility matures on October 7, 2027, unless earlier terminated in accordance with its terms.

Borrowings under the Credit Agreement are limited to the lesser of the revolving commitment and a borrowing base calculated as (i) 80% of eligible accounts receivable, plus (ii) 25% of eligible inventory (valued at the lower of cost or market), in each case subject to customary eligibility criteria and reserves established by the Lender.

Loans under the Credit Agreement bear interest, at the Company’s election, at either (i) a rate based on the CB Floating Rate (as defined in the Credit Agreement) or (ii) an adjusted term SOFR rate, in each case plus an applicable margin determined by the Company’s leverage ratio. The applicable margin for CB Floating Rate loans ranges from 1.50% to 2.00%, and for SOFR loans ranges from 2.50% to 3.00%. In addition, the Company is required to pay a commitment fee ranging from 0.20% to 0.30% on the unused portion of the revolving commitment.

The obligations under the Credit Agreement are secured by substantially all assets of the Company and the guarantor subsidiaries, subject to customary exclusions, and are guaranteed on a joint and several basis by certain existing and future subsidiaries of the Company, subject to customary exceptions.

The Credit Agreement contains customary affirmative and negative covenants, including, among other things, limitations on additional indebtedness, liens, investments, acquisitions, asset sales, restricted payments, and transactions with affiliates. The Credit Agreement also includes a financial maintenance covenant requiring the Company to maintain a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement), which is tested upon the occurrence of certain availability thresholds.

The Credit Agreement includes customary events of default, including, among others, nonpayment of principal or interest, breaches of representations or covenants, cross‑defaults to other material indebtedness, insolvency events, judgments in excess of specified thresholds, certain ERISA and pension events, and a change in control. Upon the occurrence of an event of default, the Lender may terminate commitments, accelerate outstanding obligations, require cash collateralization of letters of credit, and exercise remedies against the collateral.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished herewith:

Exhibit
Number

10.1	Credit Agreement Dated April 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: April 14, 2026	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer